FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of November 26, 2025, between ALPHA CORE STRATEGIES FUND, a Delaware statutory trust (the “Borrower”), and BANK OF MONTREAL, CHICAGO BRANCH (the “Lender”).

PRELIMINARY STATEMENTS

A.  The Borrower and the Lender are parties to that certain Credit Agreement dated as of March 17, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.  The Borrower has requested that the Lender make certain amendments to the Credit Agreement, and the Lender is willing to do so under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.    AMENDMENT.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the defined term “Termination Date” appearing in Section 4.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

“Termination Date” means November 25, 2026, or such other date on which the Commitment shall terminate as provided in this Agreement.

SECTION 2.    CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.  The Borrower and the Lender shall have executed this Amendment.

2.2.  The Lender shall have received a non-refundable upfront fee in an amount equal to 0.10% of the Commitment after giving effect to the Amendment.

2.3.  The Lender shall have received (i) a certificate of good standing for the Borrower (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its organization and (ii) certified copies of (x) resolutions of the Borrower’s Board of Directors (or other governing body) authorizing the execution and delivery of this Amendment by the Borrower and (y) the Borrower’s Organizational

Documents (or a certification that there has been no amendment, modification, supplement or restatement to the Borrower’s Organizational Documents on file with the Lender and such Organizational Documents are in full force and effect on the date of this Amendment).

SECTION 3.    REPRESENTATIONS.

In order to induce the Lender to execute and deliver this Amendment, the Borrower hereby represents to the Lender as of the date hereof after giving effect to the Amendment that:

(a)  the representations and warranties set forth in Section 5 of the Credit Agreement are and remain true and correct in all material respects (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date; and

(b)  no Default or Event of Default has occurred and is continuing, or shall result after giving effect to this Amendment.

SECTION 4.    MISCELLANEOUS.

4.1.  Except as specifically amended herein and in the prior amendments, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, any Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.2.  This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by the internal laws of the State of New York, without regards to principles of conflict of laws.

4.3.  The Borrower agrees to pay on demand all reasonable and documented, out-of-pocket expenses of or incurred by the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonably and documented out-of-pocket fees and disbursements of one external counsel to the Lender.

[Remainder Left Intentionally Blank]

This Fifth Amendment to Credit Agreement is entered into as of the date and year first above written.

ALPHA CORE STRATEGIES FUND

By: /s/ Joshua Abrego
Name: Joshua E. Abrego
Its: Treasurer

Accepted and agreed to.

BANK OF MONTREAL, CHICAGO BRANCH,
as Lender

By: /s/ Nicholas Buckingham
Name: Nicholas Buckingham
Its: Managing Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO CREDIT AGREEMENT - ALPHA CORE STRATEGIES FUND (NOVEMBER, 2025)]